Exhibit 10.2
FIRST AMENDMENT TO
CONTINENTAL AIRLINES, INC.
INCENTIVE PLAN 2010
(as amended and restated through February 17, 2010)

WHEREAS, Continental Airlines, Inc. (the “Company”) has heretofore adopted the Continental Airlines, Inc. Incentive Plan 2010 (as amended and restated through February 17, 2010) (the “Plan”); and

WHEREAS, the Company has heretofore entered into that certain Agreement and Plan of Merger among UAL Corporation, the Company and JT Merger Sub Inc. dated May 2, 2010, as the same may be amended from time to time (the “Merger Agreement”); and

WHEREAS, the Company is required to amend the Plan, pursuant to Section 6.4(a)(v) of the Merger Agreement, to ensure that, after the Effective Time (as such term is defined in the Merger Agreement), no Continental Stock Options or Continental Stock-Based Awards (each such term as defined in the Merger Agreement) may be granted under the Plan and that from and after the Effective Time, awards under the Plan shall be granted with respect to United Common Stock (as such term is defined in the Merger Agreement);

NOW, THEREFORE, the Plan shall be amended as follows:

I.           Effective as of the Effective Time and for the sake of clarity:

The following shall be added as a new Section 5(e) of the Plan:

“(e) Notwithstanding any provision of the Plan or in any Grant Document to the contrary, effective as of the Effective Time (as defined in the Agreement and Plan of Merger among UAL Corporation, the Company and JT Merger Sub Inc. dated May 2, 2010, as the same may be amended from time to time):

(i): Immediately following the Effective Time, the following Awards may no longer be granted under the Plan with respect to the Common Stock of Continental Airlines, Inc.: (A)  Options, Restricted Stock Awards, or Other Stock Awards, and (B) SARS, Performance Awards, or Incentive Awards that may be settled in shares of Common Stock; and

(ii) From and after the Effective Time, any of the following Awards granted under the Plan shall be granted with respect to the common stock, par value $0.01 per share, of UAL Corporation, a Delaware corporation, or any successor thereto: (A) Options, Restricted Stock Awards, or Other Stock Awards, and (B) SARS, Performance Awards, or Incentive Awards that may be settled in shares of Common Stock.”

II.           As amended hereby, the Plan is specifically ratified and reaffirmed.

IN WITNESS WHEREOF, the undersigned officer of the Company acting pursuant to authority granted to him by the Board of Directors of the Company has executed this instrument on this 27th day of September, 2010.

CONTINENTAL AIRLINES, INC.

By:                      /s/ Jeffery A. Smisek
    Jeffery A. Smisek
    Chairman of the Board, President and Chief Executive Officer